UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 11, 2006


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)


               1-5721                                      13-2615557
      (Commission File Number)                 (IRS Employer Identification No.)


         315 PARK AVENUE SOUTH
           NEW YORK, NEW YORK                              10010
(Address of Principal Executive Offices)                 (Zip Code)

                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

As previously disclosed, Leucadia National Corporation (the "Company") has subscribed to purchase an aggregate of $400 million of securities of Fortescue Metals Group Ltd and its subsidiary, FMG Chichester Pty Ltd (collectively, "Fortescue").

The Company's obligation to consummate this investment is subject to Fortescue obtaining approximately $2 billion of additional financing for its Pilbara iron ore project, including senior secured financing, on terms acceptable to the Company. A subsidiary of Fortescue has entered into an agreement with respect to senior secured financing on terms acceptable to the Company. The senior secured financing, along with the Company's investment in Fortescue, is expected to be consummated on August 18, 2006, subject to the receipt of certain consents and satisfaction of certain closing conditions.



























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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 14, 2006

                                               LEUCADIA NATIONAL CORPORATION

                                               /s/  Barbara L. Lowenthal
                                               --------------------------------
                                               Name:    Barbara L. Lowenthal
                                               Title:   Vice President
























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